Exhibit 99.3

May 26, 2020

The Board of Directors

Ameri Holdings, Inc.

5000 Research Court
Suite 750
Suwanee, GA 30024

Board of Directors

Members of the Board:

We hereby consent to the inclusion of our opinion letters, dated May 26, 2020 to the Board of Directors of Ameri Holdings, Inc (“Ameri”) in the registration statement on Form S-4 being filed on May 26, 2020 (the “Registration Statement”), and to the references made to our firm and such opinion in the Registration Statement. Notwithstanding the foregoing, in giving such consent, we do not admit and we hereby disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

Gemini Valuation Services